SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 12, 2008

First Financial Northwest, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-3365	26-0610707
State or other jurisdiction of incorporation	Commission File Number	(I.R.S. Employer Identification No.)

201 Wells Avenue South, Renton, Washington		98057
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number (including area code) (425) 255-4400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4 (c))

Item 8.01 Other Events

On December 12, 2008, First Financial Northwest, Inc. (the “Company”), the holding company for First Savings Bank Northwest (“Bank”) announced that Scott Gaspard has joined the Company and the Bank as Senior Vice President, Strategic Development, effective January 1, 2009. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)           Exhibits

99.1           Press Release dated December 12, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST FINANCIAL NORTHWEST, INC.

DATE: December 12, 2008	By: /s/Victor Karpiak
Victor Karpiak
President and Chief Executive Officer

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Exhibit 99.1

For more information, contact:
Victor Karpiak: (425) 255-4400

FIRST FINANCIAL NORTHWEST, INC. NAMES STRATEGIC
DEVELOPMENT OFFICER

Renton, Washington – December 12, 2008 - First Financial Northwest, Inc. (the “Company”) (NASDAQ GSM: FFNW), the holding company for First Savings Bank Northwest (“Bank”), announced today that M. Scott Gaspard has joined the Company and the Bank as Senior Vice President, Strategic Development, effective January 1, 2009.

Mr. Gaspard will provide strategic development recommendations for the Company and the Bank, drawing on thirty years of banking industry experience, including government relations and policy development roles in the financial services arena. Mr. Gaspard served as President of the Washington Financial League from 1979 – 2003, and was instrumental in positioning the group as the preeminent banking trade association dealing with public policy in the state of Washington. Mr. Gaspard also served at Washington Mutual, Inc. as Senior Vice President, Manager Government and Industry Relations. At Washington Mutual, Mr. Gaspard managed the company’s public policy and legislative activities nationwide. Mr. Gaspard received his Bachelor of Science, Business Administration from University of Puget Sound.

“We are thrilled to have someone of Scott’s stature agree to join our senior management team.  Scott is a recognized leader in the financial services arena and well regarded throughout the Pacific Northwest.  His experience as a result of his affiliation with the Washington League as well as his vast knowledge of both local and federal banking matters will be invaluable as we implement our strategic plans,” said Victor Karpiak, Chairman, President and CEO.

“I am delighted to have joined First Financial and First Savings.  They have a real commitment to team-oriented approach to serving their customers, communities and shareholders and I am excited about the opportunities ahead,” said Mr. Gaspard.

First Financial Northwest, Inc. is a Washington corporation headquartered in Renton, Washington. It is the parent company of First Savings Bank Northwest; a Washington chartered stock savings bank that was originally organized in 1923. The Company serves the Puget Sound Region of Washington that includes King, Snohomish and Pierce counties, through its full-service banking office. The Company is part of the ABA NASDAQ Community Bank Index (ABAQ) as well as the Russell 3000 Index. For additional information about the Company and the Bank, please visit our website at www.fsbnw.com and click on the “Investor Relations” section.

Forward-looking statements:

Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties. The Company's actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to, interest rate fluctuations; economic conditions in the Company's primary market area; demand for construction/land development,  residential, commercial real estate, consumer, and other types of loans; success of new products; competitive conditions between banks and non-bank financial service providers; regulatory and accounting changes; technological factors affecting operations; pricing of products and services; and other risks detailed in the Company's reports filed with the Securities and Exchange Commission. Accordingly, these factors should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. The Company undertakes no responsibility to update or revise any forward-looking statement.